UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 22, 2013
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2013, Darden Restaurants, Inc. (the “Company”) entered into an agreement with Andrew H. Madsen (the “Agreement”) in connection with Mr. Madsen’s previously announced retirement as President, Transition Support effective November 24, 2013. Under the Agreement, for approximately twenty-one months following his retirement, Mr. Madsen will receive his regular weekly gross base salary, will remain eligible to participate in medical, dental, and vision programs similar to his current coverage level, and will continue to vest in existing equity awards in accordance with the terms of the applicable award agreements. In addition, Mr. Madsen will retain certain other ancillary benefits for limited periods, including physical examination, financial counsel and outsourcing benefits.

The Agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions, with forfeiture of the benefits described above in the event of a breach of the Agreement. The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement, dated November 22, 2013, between Darden Restaurants, Inc. and Andrew H. Madsen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

Date: November 27, 2013	By: /s/ Anthony G. Morrow
Name: Anthony G. Morrow
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement, dated November 22, 2013, between Darden Restaurants, Inc. and Andrew H. Madsen

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